SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                         Pursuant to Section 13 or 15d of the

                         Securities and Exchange Act of 1934


                             ---------------------------

                           Date of Report (Date of earliest
                          event reported) February 26, 1998



                                   WLR Foods, Inc.
                (Exact name of registrant as specified in its charter)

              Virginia            0-17060              54-1295923
             (State of        (Commission File     (IRS Employer Iden-
           Incorporation)         Number)            tification No.)


                     P.O. Box 7000                        22815
                   Broadway, Virginia                  (Zip Code)
        (Address of Principal executive offices)


                                    (540) 896-7001
                           (Registrant's telephone number,
                                 including area code)

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     Item 5.   Other Events

     On February 26, 1998, WLR Foods, Inc. issued the following press release.


     FOR IMMEDIATE RELEASE
                                   Investor Contact:   Robert Ritter
                                                       Chief Financial Officer
                                                       540-896-7001

                                      Media Contact:   Gail Price, Director of
                                                       Corporate Communication
                                                       540-896-0406
                                                       540-743-4007 (evenings)


                         WLR FOODS COMPLETES REFINANCING PLAN

     Broadway, Virginia, February 26, 1998   WLR Foods, Inc. (NASDAQ: WLRF)
     President and Chief Executive Officer James L. Keeler today announced the Company has restructured its existing debt and secured an additional $55 million of borrowing capacity.

     First Union National Bank is the agent for a syndicate of lenders for the $257 million package, which will be secured by assets of WLR Foods and its subsidiaries. The Company s existing debt to its banks and to the holders of the senior notes due in 2001 and 2007, together with the new credit, have been combined into a $152 million term loan with the principal due on January 1, 2000 and a $105 million revolving line of credit.

     Interest on $55 million of the new revolver will be priced at LIBOR plus 300 basis points. The balance of the revolver and the term loan will be priced initially at prime plus 225 basis points.

     The lenders will be granted warrants to purchase for $0.01 per share up to 5% of the Company s outstanding common stock, on a fully diluted basis, which will include registration rights. In the event of a prepayment or refinancing, as many as 70% of the warrants could be cancelled by the Company.

     In making the announcement, Mr. Keeler stated, "The restructured debt and increased borrowing capacity provides us greater flexibility and additional funding for working capital requirements and capital expenditures."

     WLR Foods is a fully integrated provider of high quality turkey and chicken products primarily under the Wampler Foods(R) brand and retail ice under the Cassco(R) brand. It is nationally ranked as the seventh largest poultry processor by sales volume and is an international leader in poultry exports. WLR Foods has processing operations in Virginia, North Carolina, West Virginia and Pennsylvania.

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     SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   WLR Foods, Inc.


                              By:__/S/Robert T. Ritter_____
                                   Robert T. Ritter
                                   Vice President, Secretary, Treasurer
                                   and Chief Executive Officer

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